UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2007

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco (the "Bank") on August 21, 2007, to add information about the Committees of the Bank's Board of Directors ("Board") on which directors W. Douglas Hile and David A. Funk will serve in 2008, and to disclose the compensation they may receive in 2008 for service on the Bank's Board.

The Bank's Board has appointed Mr. Hile to the Affordable Housing, Audit, Finance and Member Services Committees of the Board and Mr. Funk to the EEO-Personnel-Compensation, External Affairs, Finance, Governance and Member Services Committees of the Board.

In accordance with Federal Housing Finance Board regulations, Mr. Hile's and Mr. Funk's compensation for service on the Bank's Board is subject to the Bank's 2008 Board of Directors Compensation and Expense Reimbursement Policy as follows:

Director Meeting Fees - 2008 (In whole dollars)
Type of Meeting	Position	Meeting Fees
Board	Chairman	$4,000
Board	Vice Chairman	3,000
Board	Director	2,000
Board Committee or Directors' orientation/conference	Director	750*

*Subject to an annual limit of $13,000 per director

Director Annual Compensation Limits - 2008 (In whole dollars)
Position	Annual Limit
Chairman	$31,232
Vice Chairman	24,986
Director	18,739

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: February 7, 2008	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer